AGREEMENT - 5/3/2001
This Agreement must be signed, returned to DiabloStocks, Inc. and payment must be received on or before 5/17/01, after this date. the offer to enter into an Agreement will be considered null and void.


This agreement shall be between:

(A) DiabloStocks, Inc (Hereinafter referred to as "DS")

And

(B) Insynq Inc. (Hereinafter referred to as "CLIENT")

Once DS has been financially remunerated as described below" DS shall perform the following services:

    1)    DS shall provide consulting and advertising services to CLIENT.
          As part of those services, DS thru its newsletters shall issue to his investors/subscribers and shall direct other cooperating newsletter/mailing list operators to send out to its subscribers pertinent factual information that profiles the company INSYNQ INC (OTC BB: ISNQ). This agreement includes one "Primary Profile" email release. The email release shall be sent electronically at a time deemed appropriate by mutual consent between OS and CLIENT with the target date of the primary email profile to be sent at the first available date, providing DS has received full payment as detailed below.
    2) DS wilt forward any and all inquires it receives concerning SGGNF from it subscriber base to CLIENT for the period of one year from the date of this Agreement.
    3) DS shall issue a disclaimer on all its transmissions sent to investors that clearly states that it has been compensated. The exact compensation package shall be enumerated and identified. DS shall be responsible for compliance with Section 17(b) of the Securities Act of 1933, as amended, with respect to any services which it renders pursuant to this agreement, and specifically agrees that it will disclose the amount and form of any compensation which it receives for its services.

In return for the services to be performed by DS as identified above, CLIENT shall legally be obligated as such:

    1) CLIENT agrees to send payment to DS in the sum of 290,000 - (144) shares of INSYNQ INC (OTC 88: ISNQ) as a consulting and advertising fee.
    2)    CLIENT agrees to provide DS with any and all company press releases.
    3) CLIENT shall begin the process of expediting the aforementioned payment at the earliest possible time and agrees to begin the process of transferring this payment to DS at such time so that DS will have receipt of payment before consulting work commences.

Illegible                              5/3/01
DiabloStocks, Inc.                      Date

/s/ John P. Gorst                      5/3/01
CLIENT                                  Date

                                            (Please return fax to 630-982-3766)
                                            DiabloStocks.com